UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,  94085
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Trimble Navigation Limited (the “Company”) was held on May 8, 2014. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	212,784,203	2,055,103	20,334,514
John B. Goodrich	211,308,063	3,531,243	20,334,514
Merit E. Janow	213,683,686	1,909,620	20,334,514
Ulf J. Johansson	210,410,261	4,429,045	20,334,514
Ronald S. Nersesian	213,760,097	1,833,209	20,334,514
Mark S. Peek	214,485,472	1,107,834	20,334,514
Nickolas W. Vande Steeg	83,944,405	130,894,901	20,334,514

Proposal 2:

To hold an advisory vote on compensation for the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
196,335,171	18,111,418	769,717	20,334,514

Proposal 3:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2014 fiscal year ending January 2, 2015 was ratified.

For	Against	Abstain
231,874,764	2,919,243	756,813

The Company acknowledges the withhold vote reflected in the totals for Mr. Vande Steeg.  Mr. Vande Steeg’s attendance record for board and committee meetings reflected unusual circumstances during the last year, and the Company is confident based on Mr. Vande Steeg’s strong prior attendance record and active participation in board matters that it will not be repeated.  The Company will also take steps to facilitate remote participation in board meetings where circumstances warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: May 13, 2014	By:	/s/ James A. Kirkland
James A. Kirkland Vice President and General Counsel

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